UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2016

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of matters to a Vote of Security Holders.
BofI Holding, Inc. (the "Company") held its annual meeting of stockholders on October 20, 2016 (the "Meeting"). Proxy statements were sent to all of the Company's common stockholders of record as of August 22, 2016. Set forth below are the official vote tabulations for each of the matters submitted to a vote of the stockholders. A transcript of the Meeting is available at the Company's website, http://www.bofiholding.com. Both items were approved by the stockholders consistent with the Company's Board of Directors' recommendations.
The first proposal was the election of the following Class III directors: James S. Argalas, James J. Court and Edward J. Ratinoff.

	For	Withheld	Non-Votes
James S. Argalas	27,820,946	8,680,553	16,682,429
James J. Court	27,829,966	8,671,533	16,682,429
Edward J. Ratinoff	27,630,509	8,870,990	16,682,429

The second proposal was the ratification of the appointment of BDO USA, LLP as the Company's independent accountants for fiscal year 2017:

For	Against	Abstain	Non-Votes
52,544,087	316,760	323,081	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: October 25, 2016	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer